Exhibit 99.1

***FOR IMMEDIATE RELEASE***

CONTACT:

Paul Arndt, Corporate Communications Manager

parndt@neophrm.com

847-887-0800 x 2342

NEOPHARM, INC. ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON STOCK

WAUKEGAN, Illinois – January 5, 2006 – NeoPharm, Inc. (Nasdaq/NM: NEOL) today announced the pricing of an underwritten public offering of 3,500,000 shares of its common stock pursuant to an effective shelf registration statement.  UBS Investment Bank acted as sole manager for the offering.  The price to the public is $10.20 per share.  NeoPharm intends to use the net proceeds from the offering to fund clinical trials of its lead product candidates, cintredekin besudotox (IL13-PE38QQR) and Liposomal Paclitaxel Easy-To-Use (LEP-ETU), and for clinical and pre-clinical studies for its other product candidates; for potential licenses and acquisitions of other businesses or complementary products and technologies; and for working capital, capital expenditures and other general corporate purposes.  The Company has granted the underwriter an option to purchase an additional 525,000 shares to cover over-allotments in the offering.  All of the shares in the offering are being sold by NeoPharm, Inc.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission.  A prospectus supplement and related prospectus relating to the offering may be obtained from UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attn:  Equity Syndicate Desk or by sending a request via facsimile to UBS Securities LLC at 212-821-4998.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About NeoPharm, Inc.

NeoPharm, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications.  The Company has a portfolio of cancer compounds in various stages of development.  Additional information can be obtained by visiting NeoPharm’s Website at www.neophrm.com.

Forward Looking Statements – This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s drug development program, including, but not limited to the PRECISE trial and other clinical studies involving cintredekin besudotox and LEP-ETU,  future patient enrollment in the Company’s PRECISE trial, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, obtaining regulatory approval, production and marketing of the Company’s drug and non-drug compounds, including, but not limited to, cintredekin besudotox and LEP-ETU,  uncertainty regarding the availability of third party production capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s drug and non-drug compounds, including, but not limited to cintredekin besudotox and LEP-ETU,  that could slow or prevent products coming to market, uncertainty regarding the Company’s ability to market its drug and non-drug products, including, but not limited to, cintredekin besudotox and LEP-ETU,  the uncertainty of patent protection for the Company’s intellectual property or trade secrets, including, but not limited to, cintredekin besudotox and LEP-ETU,  and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.